UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Janus International Group, Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders,
We are pleased to invite you to attend our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Janus International Group, Inc. (“Janus” or the “Company”) to be held on Friday, June 16, 2023, at 11:00 a.m. prevailing Eastern Time. This year the Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/JBI2023. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2023; and
3.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Our Board of Directors (the “Board”) has set the record date as April 21, 2023. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the Annual Meeting. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 135 Janus International Blvd., Temple, Georgia 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2023.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about May 5, 2023.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
JOSÉ E. FELICIANO	RAMEY JACKSON
Chairman	Chief Executive Officer and Director

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
The 2023 Annual Meeting of Janus International Group, Inc. will be held via the internet at www.virtualshareholdermeeting.com/JBI2023 on June 16, 2023, at 11:00 a.m. Eastern Time for the following purposes:
1.	to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2023; and
3.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours for at least ten days prior to June 16, 2023, at 135 Janus International Blvd. Temple, GA 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2023.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about May 5, 2023.
By Order of the Board of Directors,

Elliot Kahler
General Counsel

PROXY STATEMENT SUMMARY
Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Janus’s 2022 Annual Report before you vote. References to “Janus,” the “Company,” “we,” “us” or “our” refer to Janus International Group, Inc.
2023 Annual Meeting of Shareholders
Date and Time:	June 16, 2023, 11:00 a.m. EDT

Place:	Via the internet at www.virtualshareholdermeeting.com/JBI2023

Record Date:	April 21, 2023

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter the Annual Meeting via www.virtualshareholdermeeting.com/JBI2023, you will need the 16-digit control number provided in your proxy materials.
The deadline for voting via the internet or by telephone is 11:59 p.m. EDT on June 15, 2023. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm, or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a shareholder of record or a beneficial owner, you may choose to vote at the Annual Meeting. Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible. For more information on voting your shares, please see “Commonly Asked Questions and Answers About the Annual Meeting” beginning on page 4.
Electronic Delivery of Proxy Materials
As permitted under SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. All shareholders will have the ability to access the proxy materials over the internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the notice.
About Janus
Headquartered in Temple, Georgia, Janus is a leading global manufacturer, supplier, and provider of turn-key self-storage, commercial, and industrial building solutions. With eleven domestic and three international manufacturing facilities, the Company provides facility and door automation and access control technologies, roll up and swing doors, hallway systems, and relocatable storage “MASS” (Moveable Additional Storage Structures) units (among other solutions) to serve several U.S. and international locations. The Company is fundamental to its customer’s success throughout every phase of a project by providing solutions ranging from facility planning and design, construction, technology, and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products. Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “JBI.”

Voting Matters and Board Recommendations
	Voting Matters	Board Recommendations	Page Reference
Proposal 1.	Election of Directors	FOR Each Nominee	11

Proposal 2.	Ratification of the Appointment Of Independent Registered Public Accounting Firm	FOR	32
Our Board of Directors
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	50	Chief Executive Officer and Director	2021	2025		No
Xavier Gutierrez	I	49	Director	2021	2025		Yes
Heather Harding	I	54	Director	2022	2025		Yes
Brian Cook	II	52	Director	2021	2023		Yes
David Doll	II	64	Director	2021	2023	2026	Yes
Thomas Szlosek	II	59	Director	2021	2023	2026	Yes
José Feliciano	III	49	Chairman of the Board	2021	2024		Yes
Roger Fradin	III	69	Director	2021	2024		Yes
Colin Leonard	III	41	Director	2021	2024		Yes
Corporate Governance Highlights
We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.
•	Robust risk oversight by full Board and committees.
•	Annual review of key Committee charters and Corporate Governance Guidelines. The charters of each of these committees can be viewed on Janus’s investor website.
•	Independent Audit, Compensation, and Nominating and Governance Committees.
•	Annual Board and Committee self-evaluations.
•	Limits on memberships on other public company boards of directors.
•	Active recruitment of qualified, diverse director candidates.
•	Oversight of our code of ethics.
•	Policy concerning ongoing educational resources and opportunities related to fiduciary duties and other matters.
•	Insider Trading Policy applicable to directors, executive officers, and other Company individuals, including prohibitions against short sales, hedging, margin accounts and pledging.
•	Separation of roles of Chairman of the Board (the “Chairman”) and CEO.
•	Eight of our nine directors are independent, including our Chairman.
•	Three of our nine directors are diverse; our Chairman and another independent director identify as Latino, and one independent director identifies as female.
•
Director participation in Board and committee meetings during 2022 for all incumbent directors was 80% or more, including 100% attendance for each director nominated for reelection at this upcoming 2023 Annual Meeting.

•	No poison pill.

Executive Compensation Preview
The Executive and Director Compensation section of this Proxy Statement provides a discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.
Our Named Executive Officers
Our leadership team during fiscal year 2022 included the following Named Executive Officers (“NEOs”):
Name	Position
Ramey Jackson	Chief Executive Officer
Morgan Hodges	Executive Vice President
Vic Nettie	Vice President of Manufacturing
Scott Sannes	Former Chief Financial Officer
Forward-Looking Statements
This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Reports on Form 10-K for the year ended December 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (or at any postponement or adjournment of the Annual Meeting). Shareholders who own shares of our common stock as of the record date, April 21, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 146,744,164 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.	the election of two Class II directors to serve on the Board until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2023; and
3.	any other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of David Doll and Thomas Szlosek as Class II directors; and
2.	FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2023.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JBI2023. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2023.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at https://ir.janusintl.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/JBI2023 and entering your 16-digit control number. This number is included in your proxy card.
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/JBI2023 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the Annual Meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for the Company and its shareholders. Hosting a virtual meeting makes it easy for the Company and its shareholders to participate from any location around the world.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
ALL OTHER PROPOSALS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2023.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2024 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2024, must be received by the Company at our principal executive offices at 135 Janus International Blvd., Temple, GA 30179, Attn: General Counsel no later than February 17, 2024. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2024 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the General Counsel at the Company’s principal executive offices no later than the close of business on March 18, 2024 and not earlier than the close of business on February 16, 2024, assuming the Company does not change the date of the 2024 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2023 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the General Counsel at the Company’s principal executive offices. In addition to the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules (once applicable), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our amended and restated certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
Board and Culture
Our Board is fully engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments, or concerns. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, Janus management.
Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in global business, finance, operations, and strategy are essential to creating long-term shareholder value.
The following table sets forth the director class, name, age as of May 1, 2023, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	50	Chief Executive Officer and Director	2021	2025		No
Xavier Gutierrez	I	49	Director	2021	2025		Yes
Heather Harding	I	54	Director	2022	2025		Yes
Brian Cook	II	52	Director	2021	2023		Yes
David Doll	II	64	Director	2021	2023	2026	Yes
Thomas Szlosek	II	59	Director	2021	2023	2026	Yes
José E. Feliciano	III	49	Chairman of the Board	2021	2024		Yes
Roger Fradin	III	69	Director	2021	2024		Yes
Colin Leonard	III	41	Director	2021	2024		Yes
Director Qualifications and Skills
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in manufacturing, self-storage, commercial, and industrial building solutions, access controls, and related automation technologies. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as qualifications, qualities, skills, and other expertise in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and experience. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we currently do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the nine directors on our Board, the Chairman and the one other independent director are each of Latino descent. Additionally, one independent director identifies as female. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including some or all of the following:
•	the nominee’s ability to represent all shareholders without a conflict of interest,
•
the nominee’s ability to work in and promote a productive environment and corporate culture that promotes compliance with legal and regulatory requirements and the ethical conduct of the Company’s business,

•	whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director,
•	whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company,
•	whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company,
•	the nominee’s ability to apply sound and independent business judgment,
•	the diverse attributes of the nominee, such as differences in background, qualifications, and personal characteristics, and
•	other attributes that the Nominating and Corporate Governance Committee may consider in the exercise of its judgment.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate and bylaws, our Class II directors will serve until this Annual Meeting of shareholders, our Class III directors will serve until the annual meeting of shareholders to be held in 2024, and our Class I directors will serve until the annual meeting of shareholders to be held in 2025. In addition, our Certificate provides that our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our Certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.
Investor Rights Agreement
In connection with the closing of our business combination on June 7, 2021 (the “Business Combination”) with Juniper Industrial Holdings, Inc. (“JIH”), we entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Clearlake Capital Group, L.P. (“Clearlake”), certain shareholders of JIH and certain former shareholders of Janus Midco, LLC with respect to the shares of Janus common stock issued as partial consideration under the Business Combination Agreement, dated April 6, 2021, by and among JIH, Janus and the other parties named therein (the “Business Combination Agreement”). The Investor Rights Agreement includes certain rights granted to Clearlake, among other things, such as the right to nominate four Board members (each, a “Clearlake Director”) and one Board observer to the Board, subject to certain step down provisions. Clearlake will retain these nomination rights until, in the case of Clearlake Director nomination rights, it no longer beneficially owns at least 10% of the total voting power of the then outstanding shares of Janus common stock.
Shareholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. For the 2024 Annual Meeting, nominations may be submitted to 135 Janus International Blvd., Temple, GA 30179, Attn: General Counsel, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing, and we must receive the recommendation no later than the close of business on March 18, 2024 and not earlier than the close of business on February 16, 2024, assuming the Company does not change the date of the 2024 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2023 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the General Counsel at the Company’s principal executive offices. In addition to the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules (once applicable), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2024. The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

Accounting/Financial Reporting	Business Operations	Corporate Governance	Environmental/Social Responsibility	Financial Literacy/Expertise	Government/Regulatory	Human Capital Management	Independence	Self-Storage Industry Knowledge	International Business	Investor Relations Management	Mergers & Acquisitions	Public Company Executive Experience	Recent Public Company Board Experience	Risk Management	Technology
Jose E. Feliciano	X	X	X	X	X		X	X		X		X		X	X	X
Colin Leonard	X	X	X	X	X		X	X		X		X		X	X	X
David Doll	X	X	X		X		X	X	X	X		X	X			
Xavier Gutierrez	X	X	X	X	X	X	X	X			X	X			X	X
Brian Cook	X	X	X		X			X		X	X	X	X		X	
Roger Fradin		X	X	X	X	X	X	X		X	X	X	X	X	X	X
Thomas Szlosek	X	X	X		X			X	X	X	X	X	X	X	X	
Ramey Jackson		X	X	X	X		X		X	X	X	X	X		X	
Heather Harding	X	X	X		X	X		X		X	X	X	X		X

Board Diversity Matrix (as of May 1, 2023)
The following chart summarizes certain self-identified personal characteristics of our directors.
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	—	—
Number of Directors who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	2	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
The Nominating and Corporate Governance Committee is considering candidates to a vacancy in Class II that will exist following our 2023 Annual Meeting as a result of Mr. Cook’s determination not to stand for re-election and may make recommendations to the Board to appoint a director to fill the vacancy. When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors and shareholders are permitted to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
David Doll	II	64	Director	2021	2023	2026
Thomas Szlosek	II	59	Director	2021	2023	2026
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.
David Doll has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Doll is a seasoned executive in the self-storage industry, and also serves on the board of directors of Tenant Inc., a self-storage focused software development company. From 2005 through 2017, Mr. Doll was the President of Real Estate for Public Storage Inc., the world’s largest owner and operator of self-storage facilities. Prior to Public Storage, Mr. Doll was with Westfield Corporation, an international shopping center developer, owner and operator. Mr. Doll graduated from the Ross School of Business at the University of Michigan with a bachelor’s degree in business administration and a major in accounting.
We determined that Mr. Doll’s extensive experience in self-storage industry and past directorship experience qualifies him to serve as a director on the Board of Directors.
Thomas A. Szlosek has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Szlosek is Executive Vice President and Chief Financial Officer of Avantor, a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies and applied materials industries. Mr. Szlosek currently serves on the board of directors of RXO, Inc. (NYSE: RXO). He joined Avantor in December 2018, prior to which he spent 14 years with Honeywell, including the last five years as Chief Financial Officer. Mr. Szlosek also spent eight years with GE Corporation, including three years as the CFO for GE Medical Systems, based in Asia, and two years as the CFO for GE Consumer Finance, based in Ireland. He is a Certified Public Accountant and graduated from The State University of New York at Geneseo.
We determined that Mr. Szlosek’s extensive management experience in manufacturing and other similarly situated companies, including serving as the Chief Financial Officer of multiple multi-faceted organizations and the attributes that make him eligible to serve as an “audit committee financial expert,” qualify him to serve as a director on the Board of Directors.
Continuing Directors
Ramey Jackson has served as an executive director and the Chief Executive Officer of the Company since the effective time of the Business Combination in June 2021, extending his previous appointment as Chief Executive Officer of Janus International Group, LLC, effective August 2019. Mr. Jackson has been with Janus for approximately 20 years, having joined the company in 2002 when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power. Mr. Jackson is an active board member of the Self-Storage Association.
We determined that Mr. Jackson’s extensive self-storage and commercial industry knowledge and his expertise in sales, marketing, and business development qualifies him to serve as a director on the Board of Directors.

Xavier A. Gutierrez has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Gutierrez is the President and Chief Executive Officer of the Arizona Coyotes Hockey Club, overseeing all business operations, strategic planning, significant organizational decision-making, and government relations for the club, where he has served since June 2020. Mr. Gutierrez is the first Latino President and CEO in the history of the National Hockey League. Prior to the Coyotes, from June 2017 to June 2020, Mr. Gutierrez was a Managing Director at Clearlake Capital Group, and prior to that, from 2010 to June 2017, Chief Investment Officer of Meruelo Group and Principal & Managing Director with Phoenix Realty Group from 2003 to 2010. Mr. Gutierrez has also held positions with Latham & Watkins, Lehman Brothers and the National Football League. Mr. Gutierrez currently serves on the board of directors of Commercial Bank of California (CBC) and Arctos NorthStar Acquisition Corp. (NYSE: ANAC). He also serves on the Board and Investment Committee for the Arizona Community Foundation (ACF), the Aspen Institute Latinos & Society Program Advisory Board, the Pro Sports Assembly Advisory Board, the Board of the National Association of the Investment Companies, and the Hispanic Scholarship Fund Advisory Council. Mr. Gutierrez previously served as a voting member of the US Securities Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations including Sizmek, Inc. (formerly NASDAQ: SZMK), the Investment Committee of the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.
We determined that Mr. Gutierrez’s expertise in strategic planning and business operations and extensive experience executive management, including service on other board of director committees, qualifies him to serve as a director on the Board of Directors.
Roger Fradin has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. After retiring from Honeywell, Mr. Fradin was named Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. At Resideo, Mr. Fradin recruited the Chief Executive Officer, senior management team, and board of directors as well as installed all public company board processes and procedures. In addition to Resideo, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX) and Vertiv Group Corp. (NYSE: VTV). Mr. Fradin also currently serves as advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC, and as Chairman of Victory Innovation, a Carlyle Group company. Mr. Fradin formerly served on the boards of Pitney Bowes Inc. (NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle Group’s, or Carlyle, portfolio companies in his capacity as a Carlyle Operating Executive. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.
We determined that Mr. Fradin’s extensive public company experience, directorship experience with similar companies, and extensive experience in the manufacturing and technologies industries qualifies him to serve as a director on the Board of Directors.
José E. Feliciano has served as Chairman of the Board since the effective time of the Business Combination in June 2021. Mr. Feliciano is Co-Founder and Managing Partner of Clearlake. In addition to his investing responsibilities, Mr. Feliciano is responsible for the day-to-day management of Clearlake. Prior to co-founding Clearlake, he was a Partner and member of the investment committee at Tennenbaum Capital Partners, a private investment firm focused on special situations and credit investments and a senior executive at govWorks, Inc. Mr. Feliciano started his career in investment banking in the Mergers & Acquisitions and Corporate Finance Groups at Goldman, Sachs & Co.
Mr. Feliciano currently serves on the boards of directors of several Clearlake portfolio companies, including Alkagen, Amquip Crane Rental, BakeMark, Gravity, IXS, Mold-Rite, Pretium, PrimeSource, Springs, Wellness Pet Company, and Wheel Pros. Mr. Feliciano graduated with High Honors from Princeton University, where he received a Bachelor of Science in Mechanical & Aerospace Engineering. He received his Master of Business Administration from the Graduate School of Business at Stanford University.
We determined that Mr. Feliciano’s extensive public and private company experience, directorship experience, and extensive experience in a wide array of industries qualifies him to serve as a director on the Board of Directors.
Colin Leonard has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Leonard is a Partner at Clearlake. Prior to joining Clearlake in 2007, he was an investment professional at HBK Investments L.P., where he focused on distressed investments in the industrials and transportation/logistics sectors. Mr. Leonard currently serves on the boards of directors of several Clearlake portfolio companies including Alkagen, Gravity, Hi Crush, IXS, PrimeSource, Springs, and Wheel Pros. He also serves on the Board of Directors of the Boys & Girls Club of Venice. Mr. Leonard graduated cum laude with a B.S. in Economics (Wharton School) and a minor in Mathematics at the University of Pennsylvania.
We determined that Mr. Leonard’s extensive banking, financial, and investment experience and past directorship experience qualifies him to serve as a director on the Board of Directors.
Heather Harding has served as a director of the Company since July 2022. Previously, Ms. Harding served as Chief Financial Officer of Luxfer Holdings PLC since January 1, 2018 until March 1, 2022 and had been its Advisor. Over the past 25 years, Mrs. Harding has held finance leadership roles of increasing responsibility in global industrial companies. Most recently, she served as vice president, finance, for Eaton Lighting, a business unit of Eaton Corporation. Prior to that, she was vice president, finance, for various operating units within Cooper Industries and Emerson Electric. Ms. Harding currently serves on the board of directors of J.M. Huber Corporation. A certified public accountant, Mrs. Harding received a Bachelor of Science in Accounting from Southern Illinois University at Carbondale.
We determined that Ms. Harding’s extensive management and financial experience, including formerly serving as the Chief Financial Officer of a publicly traded company, and the attributes that make her eligible to serve as an “audit committee financial expert,” qualify her to serve as a director on the Board of Directors.
On April 13, 2023, Brian Cook notified the Nominating and Corporate Governance Committee that he would not be standing for re-election as a director at this upcoming Annual Meeting. Mr. Cook has served as (i) a director of our Board since we became a public company pursuant to the Business Combination in June 2021 and (ii) a member of our Nominating and Corporate Governance Committee since August 2021. No disagreement with us related to our operations, policies or practices caused, in whole or in part, Mr. Cook’s determination not to stand for re-election.
Independence Status
Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”
In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and that Audit Committee members as well as Compensation Committee members satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As a result of the above mentioned determinations, we currently comply with all independence requirements under NYSE listing standards.
Board Meetings and Committees
For the year ended December 31, 2022, our Board held four regular meetings and one special meeting. During 2022, the Audit Committee held eight regular meetings, the Nominating and Corporate Governance Committee held four regular meetings and one special meeting, and the Compensation Committee held four regular meetings. Our directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2022, each incumbent director attended at least 80% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served including 100% attendance for each director nominated for reelection at this upcoming 2023 Annual Meeting.
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ramey Jackson
José Feliciano (Chairman)		X (Chair)
Colin Leonard		X	X (Chair)
Roger Fradin		X
Brian Cook			X
Xavier Gutierrez
David Doll	X		X
Thomas Szlosek	X (Chair)
Heather Harding	X
Audit Committee
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	reviewing our policies on risk assessment and risk oversight;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing the adequacy of our internal control over financial reporting;
6.	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in or attached as exhibits to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

8.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
10.	reviewing, approving and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions; and
11.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Our Board has affirmatively determined that Mr. Doll, Ms. Harding, and Mr. Szlosek meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NYSE listing standards. In addition, our Board has determined that each of Mr. Szlosek and Ms. Harding qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
3.	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
6.	annually reviewing and reassessing the adequacy of the committee charter;
7.
assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession and employee relations;

8.	overseeing and administering our compensation and similar plans;
9.	reviewing at least annually and making recommendations to our Board with respect to director compensation and benefits for service;
10.	reviewing and recommending to the Board policies and proposals relating to “say-on-pay” votes and the frequency with which the Company will conduct say-on-pay votes; and
11.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Our Board has affirmatively determined that Messrs. Feliciano, Fradin, and Leonard meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable NYSE listing standards. The written charter for our Compensation Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for board and committee membership;
2.
subject to the rights of Clearlake under the Investor Rights Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3.
review and monitor the development and implementation of the goals the Company may establish from time to time with respect to its ESG and sustainability matters, and provide guidance to our Board on such matters;

4.	developing and recommending to our Board best practices and corporate governance principles;
5.	developing and recommending to our Board a set of corporate governance guidelines; and
6.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Our Board has affirmatively determined that Messrs. Leonard, Doll, and Cook are independent within the meaning of the NYSE listing standards and any applicable minimum standards required by the Exchange Act. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Following our 2023 Annual Meeting, there will be a vacancy on the Nominating and Corporate Governance Committee as a result of Mr. Cook’s determination not to stand for re-election.
Board and Committee Self-Evaluations
As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Company’s General Counsel facilitated the evaluation process in 2021 and 2022.
The Nominating and Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company, and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees. Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment, and ability to devote sufficient time to attendance at, and preparation for, Board meetings.
Board Leadership Structure and Role in Risk Oversight
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent, Clearlake-affiliated, and management directors that make up our Board, our Board committee composition, and the separation of the roles of Chairman and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent and management directors. Our Board includes our Chief Executive Officer and eight independent directors.

Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of Chair and Chief Executive Officer are separated, with Mr. Feliciano serving as Chairman and Mr. Jackson, as Chief Executive Officer. The Board believes that separating the roles of Chairman and Chief Executive Officer at this time is the most effective leadership structure because it allows Mr. Jackson to focus on the management of the Company and day-to-day operations as the Company continues to establish itself as a public company and allows Mr. Feliciano to leverage his strong background to provide strategic guidance and effective oversight of management.
The Corporate Governance Guidelines provide that at times when the Board has not elected a Chairman or the offices of Chairman and Chief Executive Officer are combined resulting in the Chairman not being independent, it would be beneficial to the Company to designate one of the directors as a lead independent director, and that such designation will be reviewed by the Board from time to time. Given the current separation of the roles of Chairman and Chief Executive Officer at this time, the Board has not appointed a lead independent director.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Committee deems relevant. The Nominating and Corporate Governance Committee makes recommendations to the Board on succession planning periodically. The Nominating and Corporate Governance Committee evaluates potential successors to the Chief Executive Officer and other officers, which are subject to approval by the Board. The Chief Executive Officer or other officer will, as applicable, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers, and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee oversees our Enterprise Risk Management program on behalf of our Board. Among its other responsibilities, it monitors our major financial and cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit

Committee periodic reports on our compliance programs. Our Compensation Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including comprehending the appropriate balance between risks and rewards.
Enterprise Risk Management Program
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax and audit related risks.
As a part of its overall risk management strategy, the Company has implemented an Enterprise Risk Management (“ERM”) program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics (the “Code”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code is available on our website at https://ir.janusintl.com/governance/governance-documents. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Clearlake directors as a group, by sending regular mail to:
Janus International Group, Inc.
135 Janus International Blvd.
Temple, GA 30179
Telephone: (770) 562-2580
Attention: Board of Directors
c/o General Counsel
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of May 1, 2023:
Name	Age	Position
Ramey Jackson	50	Chief Executive Officer
Anselm Wong	51	Executive Vice President and Chief Financial Officer
Morgan Hodges	58	Executive Vice President
Vic Nettie	55	Vice President of Manufacturing
Peter Frayser	39	Vice President of Sales and Estimating
Rebecca Castillo	49	Vice President of Human Resources
Elliot Kahler	32	General Counsel
Alessandro Araldi	52	President – NOKE and Janus Corporate Strategist
David Vanevenhoven	39	Chief Accounting Officer
Ramey Jackson is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance—Continuing Directors.”
Anselm Wong has served as EVP and Chief Financial Officer of the Company since July 2022. Prior to Janus, Mr. Wong served as CFO for GE Digital and Resideo Technologies. Prior to that, Mr. Wong spent 20 years at Honeywell, having most recently served as VP of Finance & Spin Leader. In this role, he led the spinoff of the Honeywell Homes Business (Resideo) in ten months, separating 250+ legal entities, 17 ERP systems and numerous shared locations that included 17 factories, and hundreds of sales and back office locations throughout the globe. Mr. Wong holds a Bachelor of Commerce degree from University of Toronto in Ontario, Canada and is a CPA as well. He is Six Sigma Green Belt Certified.
Morgan Hodges has served as Executive Vice President of the Company since the effective time of the Business Combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002. Mr. Hodges provides Janus with day-to-day management over several critical functions of the Company, including, estimating, technical sales, and project management, as well as providing key insight toward the overall strategic growth of the Company. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.
Vic Nettie has served as Vice President of Manufacturing of the Company since the effective time of the Business Combination in June 2021. Mr. Nettie has been with Janus since its inception in 2002. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.
Peter Frayser has served as Vice President of Sales and Estimating of the Company since the effective time of the Business Combination in June 2021. Prior to joining Janus in 2016, Mr. Frayser worked in real estate development in Valencia, Spain, and later in the international sports industry with MLB and the NBA in New York City. Mr. Frayser has bachelor’s degrees in International Business and Spanish from the University of Georgia and a master’s degree in International Trade from the University of Castilla La Mancha (Spain).
Rebecca Castillo serves as the Vice President of Human Resources at the Company. Ms. Castillo joined the Company in 2016 as Director of Human Resources. In September 2022, Ms. Castillo was promoted to Vice President of Human Resources. Prior to joining Janus’s team, Ms. Castillo most recently served as a Regional Human Resources Manager where she led the employee relations and compliance functions for a major landscaping firm. Ms. Castillo received her Bachelor of Business Administration degree from Mercer University’s Stetson School of Business and Economics where she graduated cum laude.
Elliot Kahler serves as General Counsel for the Company. Mr. Kahler joined the Company as Corporate Counsel in 2018, establishing the Company’s in-house Legal department. In September 2022, Mr. Kahler was promoted to General Counsel. Prior to joining Janus, Mr. Kahler was an Atlanta-based attorney, where he focused his practice on corporate and transactional law. Mr. Kahler is an active member of the State Bar of Georgia. He received his Juris Doctor from Emory University School of Law and holds a Bachelor of Arts degree in History from Emory University.
Alessandro Araldi serves as the President of NOKE and head of Corporate Strategy for the Company. Mr. Araldi joined the Company in December 2022. Prior to Janus, Mr. Araldi spent 11 years at Honeywell in various leadership roles including General Manager for Honeywell Building Technologies and VP and Chief Marketing Officer for Honeywell Security Group. Prior to Honeywell, Mr. Araldi lived in Tokyo where he served as Partner for CSK Venture Capital, a leading Japanese VC firm where he managed the portfolio of investments in early stage technology companies outside of Japan. Prior to CSK Venture Capital, Mr. Araldi was a Product Manager at Texas Instruments in Dallas and an Associate at the Boston Consulting Group in Milan. Mr. Araldi holds a Bachelor and Master in Telecommunications Engineering summa cum laude from the University of Bologna, Italy and an MBA from MIT Sloan School of Management. He is Kauffman Fellow.
David Vanevenhoven serves as the Chief Accounting Officer for the Company. Mr. Vanevenhoven joined the Company in February 2023. Prior to joining Janus, Mr. Vanevenhoven worked at Mirion Technologies (NYSE: MIR), from June 2019 until February 2023 where he served as the Global Controller. Prior to Mirion, Mr. Vanevenhoven worked for Fleet Farm from October 2016 until June 2019, where he navigated the transition from a family-held business to a portfolio company. Mr. Vanevenhoven began his career in public accounting where he became a Senior Manager at KPMG, serving private and public companies in the manufacturing sector. He is also a licensed CPA.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933 (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer, and our two other most highly compensated executive officers as of the end of the fiscal year ended December 31, 2022, and our former Chief Financial Officer, whom we refer to as our “named executive officers.” The applicable named executive officers and their positions were as follows:
•	Ramey Jackson, Chief Executive Officer;
•	Morgan Hodges, Executive Vice President;
•	Norman V. Nettie, Vice President of Manufacturing; and
•	Scott Sannes, Former Chief Financial Officer.
The compensation of our Named Executive Officers consists of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards, and other benefits, as described below. Named executive officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment agreements and incentive equity arrangements, as applicable, in each case, as summarized below.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the 2022 and 2021 Fiscal Years.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]	($)
Ramey Jackson Chief Executive Officer	2022	606,731	500	1,104,493	1,104,514	780,000	23,387	3,619,625
	2021	425,000	—	—	—	514,657	22,690	962,347
Morgan Hodges Executive Vice President	2022	276,962	500	99,992	100,000	414,000	16,220	907,674
	2021	295,028	—	—	—	275,709	17,748	588,485
Norman V. Nettie Executive Vice President	2022	220,192	500	99,992	100,000	415,125	16,806	852,615
	2021	200,000	—	—	—	275,709	16,200	491,909
Scott Sannes Former Chief Financial Officer	2022	296,539	—	320,495	320,502	243,000	165,821	1,346,357
	2021	300,000	—	—	—	321,661	18,575	640,236
(1)	The amounts in this column reflect the base salary earned by each named executive officer.
(2)	The amounts in this column reflect one-time cash bonus awards paid on December 9, 2022
(3)	The amounts reflected in this “Stock Awards” column represents the aggregate grant date fair value of the PSUs granted to our named executive officers, as applicable, each as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for the PSUs subject to financial performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.
The following table sets forth the grant date values of the 2022 PSU grants assuming achievement of the threshold, target, and maximum level of performance, for each named executive officer.
	Value as of Grant Date, Assuming Threshold Level of Performance ($)	Value as of Grant Date, Assuming Target Level of Performance ($)	Value as of Grant Date, Assuming Highest Level of Performance (S)
Ramey Jackson	552,246	1,104,493	2,208,986
Morgan Hodges	49,996	99,992	199,984
Norman V. Nettie	49,996	99,992	199,984
Scott Sannes	80,124	160,248	320,495
(4)
Represents the aggregate grant date fair value of stock options granted to each named executive officer, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in this Form 10-K.

(5)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses paid to Messrs. Jackson, Hodges, Nettie and Sannes under the Janus Management Incentive Plan with respect to the fiscal year ended December 31, 2022. Please see the section entitled “Narrative Disclosure to Summary Compensation Table—Management Incentive Plan” below for additional details. Mr. Hodges Non-Equity Incentive Plan Compensation includes his sales commission of $31,809 for fiscal year ended December 31, 2022. Please see the “Narrative Disclosure to Summary Compensation Table—Commission Plan” for additional details.

(6)
The amounts reported in the All Other Compensation column reflect: (i) 401(k) employer matching contributions of $8,387, $6,020, $6,606 and $7,085 for each of Messrs. Jackson, Hodges, Nettie, and Sannes, respectively, for the fiscal year ending December 31, 2022; (ii) employer-paid car allowance of $15,000, $10,200, $10,200 and $7,062 for each of Messrs. Jackson, Hodges, Nettie and Sannes, respectively; for the fiscal year ending December 31, 2022; and (iii) $250 health savings account contribution for Mr. Sannes for fiscal year ended December 31, 2022. See below under “Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions. Additionally, Mr. Sannes’ amount includes his severance in the amount of $151,425.

Narrative Disclosure to Summary Compensation Table
Base Salary
As of December 31, 2022, Messrs. Jackson, Hodges, and Nettie’s annual base salaries were $606,731, $276,962, and $220,192, respectively. Please see the “Salary” column in the Summary Compensation Table for Mr. Sannes’s base salary earned as of the end of the fiscal year ended December 31, 2022 and the section entitled “Sannes Transition Services Agreement,” as described below for further information.
Management Incentive Plan
The Janus Management Incentive Plan (“Management Incentive Plan”) is generally based on the Company’s: (i) dollar value growth of EBITDA year-over-year, (ii) sales growth of certain product lines, and (iii) working capital. The improvement in EBITDA from the prior year to the applicable year is multiplied by 6% to determine the bonus pool for the applicable bonus year. The Management Incentive Plan participants and their respective bonus pool percentage allocation is determined by the Board and is administered by the Company’s Compensation Committee. For the fiscal year ended on December 31, 2022, Messrs. Jackson, Hodges, Nettie and Sannes received bonuses on March 10, 2023 in the amount of $780,000, $414,000, $415,125 and $243,000 respectively, following the completion of our audited financials.
Commission Plan
Mr. Hodges was party to an informal commission-based compensation plan which provided Mr. Hodges’ a commission-based cash payment based on a percentage of mini door material sales revenue received by the Company multiplied by .0005. Mr. Hodges received a commission-based payment payable on a monthly basis, resulting in an aggregate of amount of $31,809 paid through the date of termination of his commission plan. Mr. Hodges’ commission plan was terminated on April 1, 2022.

Employment Arrangements with Named Executive Officers
In connection with his transition of his services and separation from the company, we entered into a transition services and separation agreement with Mr. Sannes. We have not entered into any written employment arrangements with Messrs. Jackson, Hodges, or Nettie.
Offer Letter and Transition Services Agreement with Scott Sannes
On April 14, 2015, we entered into an offer letter with Mr. Sannes, our former Chief Financial Officer. Prior to his separation from the Company, pursuant to the offer letter, Mr. Sannes was entitled to receive an annual base salary, a sign-on bonus, reimbursement of brokerage expenses related to the sale of his primary residence and was eligible to participate in our benefit plans generally and the Management Incentive Plan. Please see section entitled “Narrative Disclosure to Summary Compensation Table—Management Incentive Plan,” as described below for further information. In addition, Mr. Sannes’ offer letter provided for six months’ severance benefits in the event of a termination without “cause,” subject to Mr. Sannes’ execution and non-revocation of a general release of claims. On June 21, 2022, the Company announced Mr. Sannes had stepped down from his role as the Chief Financial Officer of the Company, and Mr. Sannes continued his employment with the Company until September 14, 2022 pursuant to a Transition Services and Separation Agreement, dated June 22, 2022 by and between Mr. Sannes and Janus (the “Transition Services Agreement”). Mr. Sannes’ Transition Services Agreement provides for certain severance benefits in connection with his separation, please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change in Control” below for more details regarding the severance benefits provided pursuant to his Transition Services Agreement.
2021 Omnibus Incentive Plan
The Company maintains the Plan. The Plan provides for the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, cash-based awards and other equity-based awards to eligible directors, officers and employees in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Group’s shareholders. The Plan has 15,125,000 shares reserved for issuance thereunder.
Equity Awards Granted to Named Executive Officers
The Company has granted PSUs and Options to each of our named executive officers. The PSU awards vest using straight-line interpolation based on a percentage of 90-110% of the Company’s Cumulative Adjusted EBITDA (as defined in the award agreement), subject in each case to continued employment through the applicable vesting date. The number of PSUs that become earned can range between 0% and 200% of the original target number of PSUs awarded and the performance period is January 2, 2022 through December 28, 2024. PSUs will be settled as soon as administratively practicable following the end of the Performance Period, but in no event later than 60 days following the Certification Date (as defined in the award agreement), by the Company delivering a number of shares of Common Stock equal to the number of Earned PSUs (as defined in the award agreement). The Option awards vest 25% on the first anniversary of the vesting commencement date and 25% on each anniversary thereafter until 100% of the Options have vested on the fourth anniversary of the vesting commencement date, subject in each case to continued employment through the applicable vesting date. Options expire on the 10th anniversary of the grant date.
Outstanding Equity Awards At 2022 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2022.
Name and Principal Position	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	($)		(#)	($)(1)
Ramey Jackson Chief Executive Officer	243,822(2)	9.46	4/29/2032	233,508(3)	3,432,684

Name and Principal Position	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	($)		(#)	($)(1)
Morgan Hodges Executive Vice President	22,075(2)	9.46	4/29/2032	21,140(3)	310,780
Norman V. Nettie Executive Vice President	22,075(2)	9.46	4/29/2032	21,140(3)	310,780
Scott Sannes Former Chief Financial Officer	35,376(2)	9.46	4/29/2032	33,878(3)	498,039
(1)	The market value is based on the closing market price of our shares of Common Stock on December 30, 2022 of $9.52.
(2)
These Options were granted on April 29, 2022 and vest in four equal installments on each of the first four anniversaries of April 1, 2022, in each case subject to continued employment through the applicable vesting date. In connection with his termination of employment Mr. Sannes’ is entitled to retain 50% of his Options which will remain outstanding and become exercisable on their original vesting dates.

(3)
The values reflected relate to the PSUs that were granted on April 29, 2022 for the performance period commencing on January 2, 2022 and running through December 28, 2024, and are subject to continued employment through the performance period. In connection with his termination of employment Mr. Sannes’ is entitled to retain 50% of his PSUs which remain eligible to vest following his termination of employment based on actual performance. The number of shares reflects the maximum PSU payout of 200%.

Additional Narrative Disclosure
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a tax-qualified defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the named executive officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code, as amended. Pre-tax contributions are allocated to each participant’s individual account. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts or health savings account;
•	short-term and long-term disability insurance; and
•	life insurance.
No Tax Gross-Ups. We did not make any gross-up payments in the fiscal year ended December 31, 2022 to cover our named executive officer’s personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company. The Company does not intend to make any tax gross-up payments now or in the future.
Potential Payments upon Termination or Change in Control
Below we have described the severance benefits to which our Named Executive Officers would be entitled upon a termination of employment and upon a change in control.

Treatment of Equity Awards
Treatment of PSUs
Except as set forth below, in the event of a termination of employment for any reason, PSUs held by the named executive officer that have not yet been settled will generally be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Plan) prior to the end of the performance period and the PSUs are not assumed, any unvested PSUs will automatically vest upon a Change in Control in an amount equal to the greater of the Target PSUs (as defined in the award agreement) and the portion of the Target PSUs that would have vested based on actual achievement of the Cumulative Adjusted EBITDA (as defined in the award agreement) if the performance period ended as of the Change of Control.
In the event of a Change in Control prior to the end of the performance period and the PSUs are assumed, but the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Plan) and not due to the respective named executive officer’s death, disability or resignation, within one year following a Change in Control, any unvested PSUs outstanding as of immediately prior to such termination will automatically vest in an amount equal to the greater of the Target PSUs and the portion of the Target PSUs that would otherwise be vested based on actual achievement of the Cumulative Adjusted EBITDA if the performance period ended as of the Change in Control.
Treatment of Options
In the event of a Change in Control, any unvested Options held by our named executive officers that have not been assumed will automatically vest and the Compensation Committee may in its sole discretion extend the duration of the exercisability of the Option through any date prior to the Final Expiration Date (as defined in the applicable award agreement).
In the event of a termination of a named executive officer without Cause within one year following a Change in Control, any unvested Options held by the respective named executive officer will vest upon the termination date.
Options held by a named executive officer will expire on the first of the following to occur: (i) a termination of the respective named executive officer for Cause, (ii) a termination of the respective named executive officer without Cause within one year following a Change in Control or (iii) by reason of the respective named executive officer’s death or disability.
In the event of a Change in Control, in the event of a termination within one year, the Options held by the respective named executive officer will expire within 90 days. In the event of a termination due to death or Disability, any Options held by the respective named executive officer will expire within one year.
Sannes Transition Services Agreement
Pursuant to his Transition Services Agreement Mr. Sannes received the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims: (i) base salary continuation at the rate in effect as of his separation date from the Company on September 14, 2022 (the “Separation Date”), paid in equal installments for a period of six months following the Separation Date, (ii) a pro-rated portion of Mr. Sannes’s annual bonus that he would have earned under the Company’s Management Incentive Plan with respect to the 2022 calendar year if Mr. Sannes’s employment had not been terminated based on actual performance, (iii) an amount equal to six months’ of Mr. Sannes’s contributions to the premiums for group health plan coverage, determined under the Company’s group health plan as in effect immediately prior to the Separation Date, (iv) the right for 50% of his PSUs to remain outstanding and eligible to vest in accordance with their performance terms, and (v) vesting of 50% of his unvested Options will remain outstanding and become exercisable in accordance with the terms of their respective award agreements.
Director Compensation
The following table summarizes the compensation awarded or paid to the members of the Board for the fiscal year ended 2022.

Compensation for Fiscal Year 2022
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
José E. Feliciano	$—	$150,000(3)	$150,000
Colin Leonard	$—	$150,000(3)	$150,000
Roger Fradin	$60,000	$80,000(4)	$140,000
Brian Cook	$—	$140,000(5)	$140,000
David Doll	$60,000	$80,000(4)	$140,000
Xavier A. Gutierrez	$833(6)	$140,000(4)	$140,833
Thomas A. Szlosek	$72,306(7)	$80,000(4)	$152,306
Heather Harding	$28,833	$80,000(8)	$108,833
(1)	The amounts in this column represent the fees attributable to board service for the fiscal year ending on December 31, 2022.
(2)
The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in the Company’s most recently filed Annual Report on Form 10-K.

(3)	The director received a grant of 13,274 RSUs on June 7, 2022 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(4)	The director received a grant of 7,079 RSUs on June 7, 2022 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(5)	The director received a grant of 12,389 RSUs on June 7, 2022 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(6)
In anticipation of the Company’s audit committee reorganization, Mr. Gutierrez received $833 in cash in lieu of an RSU award for winding up service as the chairperson of the audit committee from June 7, 2022 to July 7, 2022.

(7)
As part of the Company’s audit committee reorganization, Mr. Szlosek received an additional $12,306 in cash for serving as the chairperson of the audit committee commencing on July 7, 2022. A clerical error resulted in overpayment of Mr. Szlosek, which will be equitably adjusted in the subsequent reporting period to reflect the correct pro-rata disbursement.

(8)
The director received a grant of 8,547 RSUs on July 7, 2022, which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock. The director elected to receive the remaining portion of her compensation in cash, of which $28,833 represents a pro-rata payment of earned fees from July 7, 2022 (the date of the Director’s appointment to the Board) to December 31, 2022.

Narrative Disclosure to the Director Compensation Table
The Compensation Committee recommended, and the Board authorized and approved, payments to each non-employee director of the Company in the following amounts, commencing effective as of June 7, 2022: (i) for serving as a director, $140,000 per year, payable, at the director’s option, in the equivalent amount in RSUs, or a combination of cash and RSUs, provided that, at least $80,000 of such director compensation shall consist of RSUs; (ii) for serving as the chairperson of the nominating and corporate governance committee, an additional $10,000 per year, payable in the equivalent amount in RSUs; (iii) for serving as the chairperson of the compensation committee, an additional $10,000 per year, payable in the equivalent amount in RSUs; (iv) for serving as the chairperson of the audit committee, an additional $10,000 per year, payable in the equivalent amount in RSUs; and (v) reimbursement for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting. The aggregate amount of director compensation shall not exceed $140,000 and the aggregate amount of each chairperson compensation shall not exceed $10,000. All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.
The RSUs will vest according to the schedule described in the footnotes to the table above. All unvested RSUs will immediately and automatically be cancelled and forfeited for no consideration upon the director’s termination of service for any reason, except upon death or disability or upon a Change in Control of the Company, so long as the director continuously provides service to the Company or any affiliate from the grant date through the consummation of the Change in Control. Other than as set forth in the table and described above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2022. Mr. Jackson, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Jackson as an employee of the Company is presented in “—Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy (the “RPT Policy”) requires disclosure, preapproval, and tracking of any proposed transactions between the Company and related parties. Generally, the RPT Policy applies to any transaction in which Janus or its subsidiaries are a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any person who is or was (since the beginning of the Company’s last fiscal year, even if such person does not presently serve in that role): (i) an executive officer, director, or nominee for director of the Company, (ii) any shareholder owning more than 5% of any class of the Company’s voting securities, or (iii) an Immediate Family Member (as defined in the RPT Policy) of any person described in (i) or (ii).
Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the RPT Policy. Under the RPT Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The RPT Policy is in addition to the provisions addressing conflicts of interest in our Code of Ethics and Business Conduct and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers and all other employees are expected to comply with the terms of the Code of Ethics and Business Conduct.
Registration and Stockholder Rights Agreement
In connection with the closing of the Business Combination, JIH, the Sponsor and the other parties to the Registration and Stockholder Rights Agreement, dated November 13, 2019 (the “Registration and Stockholder Rights Agreement”), entered into an amendment to the Registration and Stockholder Right Agreement pursuant to which (i) all references to “Founder Shares” or “Common Stock” (each as defined in the Registration and Stockholder Rights Agreement) were deemed to be references to the Common Stock, (ii) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Registration and Stockholder Rights Agreement) were thereafter deemed to be references to the Warrants, (iii) references to the registration rights to which the Sponsor is entitled are appropriately updated for the transaction structure and (iv) certain governance rights included in Article V of the Registration and Stockholder Rights Agreement will be removed and the governance rights included in the Investor Rights Agreement control.
Investor Rights Agreement
At the closing of the Business Combination, the Company entered into the Investor Rights Agreement with Clearlake, the Sponsor, certain shareholders of JIH and certain former shareholders of Midco with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the following provisions:
Registration Rights. The Company was required to file a resale shelf registration statement on behalf of the Company’s securityholders promptly after the closing of the Business Combination. The Investor Rights Agreement also provides certain demand rights and piggyback rights to our securityholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.
Director Appointment. Subject to certain step down provisions, Clearlake has the right to nominate four Board members (each, a “Clearlake Director”) and one Board observer to the Board. Clearlake will retain these nomination rights until, in the case of Clearlake Director nomination rights, it no longer beneficially owns at least 10% of the total voting power of the then outstanding shares of Common Stock. The Sponsor has the right to nominate two directors to the initial Board (each a “Sponsor Director”). The four Clearlake Directors, the two Sponsor Directors, the two initial independent directors, and the Chief Executive Officer of the Company comprised the initial Board of Directors appointed in connection with the Business Combination. The Board shall be divided in three classes designated as Class I, Class II, and Class III, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders of the Company. One initial independent director (who subsequently resigned prior to the end of his term), one Clearlake Director, and the Chief Executive Officer were nominated as Class I directors with initial terms that ended as of the Company’s 2022 annual meeting of shareholders; one initial independent director, one Clearlake Director, and one Sponsor Director (who has announced his intention not to seek re-election) were nominated as Class II directors with initial terms set to end at this 2023 Annual Meeting of stockholders; and two Clearlake Directors and one Sponsor Director were nominated as Class III directors with initial terms set to end at the Company’s 2024 annual meeting of shareholders.
The Nominating and Corporate Governance Committee is considering candidates to a vacancy in Class II that will exist following our 2023 Annual Meeting as a result of Mr. Cook’s determination not to stand for re-election and may make recommendations to the Board to appoint a director to fill the vacancy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of May 1, 2023 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 146,744,164 shares of common stock outstanding as of May 1, 2023.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or will vest within 60 days of May 1, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Rights to Acquire Shares of Common Stock(9)	Total(10)	Approximate Percentage of Outstanding Shares of Common Stock
Directors, Executive Officers and Named Executive Officers

Ramey Jackson(6)	1,614,510	60,955	1,675,465	1.1%
Anselm Wong	—	61,923	61,923	—
Morgan Hodges(7)	1,117,731	5,518	1,123,249	*
Vic Nettie(8)	1,146,308	5,518	1,151,826	*
Peter Frayser(9)	231,367	5,518	236,885	*
Rebecca Castillo	2,427	—	2,427	*
Elliot Kahler	871	—	871	*
Alessandro Araldi	—	—	—	—
David Vanevenhoven	—	—	—	—
José E. Feliciano(2)	52,124,738	13,274	52,138,012	35.5%
Colin Leonard	12,594	13,274	25,868	*
Roger Fradin(3)	3,181,873	7,079	3,188,952	2.2%
Brian Cook(4)	3,087,357	12,389	3,099,746	2.1%
David Doll	60,367	7,079	67,446	*
Xavier Gutierrez	12,594	12,389	24,983	*
Thomas Szlosek	96,680	7,079	103,759	*
Heather Harding	—	—	—	—
Scott Sannes	1,060,492	—	1,060,492	*
All current directors and executive officers as a group (seventeen individuals)	62,689,417	211,995	62,901,412	42.9%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Rights to Acquire Shares of Common Stock(9)	Total(10)	Approximate Percentage of Outstanding Shares of Common Stock
Five Percent Holders:

Clearlake Capital Group, L.P.(2)	52,099,550	—	52,099,550	35.5%
José E. Feliciano(2)	52,124,738	—	52,124,783	35.5%
Wasatch Advisors, Inc.(5)	10,821,184	—	10,821,184	7.4%
*	less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is: 135 Janus International Blvd., Temple, GA 30179.
(2)
Consists of (i) 25,868 shares of Common Stock held directly by Mr. Feliciano; and (ii) 52,099,550 shares of Common Stock held of record by Clearlake Capital Partners IV (AIV-Jupiter), L.P., a Delaware limited partnership (“CCPIV”), Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Delaware limited partnership (“CCPIV USTE”), Clearlake Capital Partners IV (Offshore), L.P., a Cayman Islands limited partnership (“CCPIV Offshore”), Clearlake Capital Partners V, L.P., a Delaware limited partnership (“CCPV”), Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership (“CCPV USTE”), and Clearlake Capital Partners V (Offshore), L.P., a Cayman Islands limited partnership (“CCPV Offshore”). CCPIV, CCPIV USTE and CCPIV Offshore are managed by Clearlake Capital Management IV, L.P., a Delaware limited partnership (“CCMIV”). CCMIV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners IV GP, L.P., a Delaware limited partnership (“CCPIV GP”). CCPIV GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCPV, CCPV USTE and CCPV Offshore are managed by Clearlake Capital Management V, L.P., a Delaware limited partnership (“CCMV”). CCMV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Ops. The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners V GP, L.P., a Delaware limited partnership (“CCPV GP”). CCPV GP’s general partner is CCP. CCP’s managing member is CCP MM, LLC, a Delaware limited liability company (“CCP MM”). CCPMM’s managing member is CCG Ops. CCG Global LLC, a Delaware liability company (“CCG Global”), is the managing member of CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Global and may be deemed to share voting and investment power of the shares held of record by CCPIV, CCPIV USTE, CCPIV OFFSHORE, CCPV, CCPV USTE AND CCPV Offshore. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(3)
Consists of (i) 13,796 shares of Common Stock held directly by Roger Fradin; (ii) 2,545,499 shares of Common Stock held by The Fradin Community Property Revocable Trust (the “Fradin Community Property Trust”); and (iii) 636,374 shares of Common Stock held by Juniper GRAT Trust (the “Juniper GRAT Trust”). Roger Fradin is a trustee of the Community Property Trust and of the Juniper GRAT Trust. The address for the Fradin Community Property Trust is 14 Fairmount Avenue, Chatham, NJ 07928 and the Juniper GRAT Trust is 72 Juniper Drive, Atherton, CA 94027. Mr. Fradin served as Chief Executive Officer of Juniper from its inception in August 2019 until January 2020 and as Chairman of Juniper’s board of directors from the Company’s inception in August 2019 until the closing of the Business Combination. Mr. Fradin serves as a Director on the Board.

(4)
Consists of (i) 2,196,744 shares of Common Stock held directly by Brian Cook; (ii) 543,150 shares of Common Stock held by the Brian S. Cook 2019 Nevada Trust; and (iii) 359,852 shares of Common Stock held by Northvale Capital Partners, LLC. The address for Mr. Cook and for Northvale Capital Partners, LLC is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, NJ 07052, Attn: Steven Loeb, Esq. Adam S. Cook is the sole trustee of the Brian S. Cook 2019 Nevada Trust. The address for the Brian S. Cook 2019 Nevada Trust is Adam S. Cook, Trustee 394 Summit Street, Norwood, NJ 07648. Mr. Cook served as Chief Financial Officer of Juniper from the Company’s inception in August 2019 until the closing of the Business Combination and as Chief Executive Officer of Juniper from January 2020 until the closing of the Business Combination. Mr. Cook serves as a Director on the Board.

(5)
The information is based on a Schedule 13G/A filed with the SEC on February 8, 2023, reporting ownership of shares of Common Stock as of December 31, 2022. Amount reported represents shares of our Common Stock directly held by Wasatch Advisors, Inc., and Wasatch Advisors, Inc. has sole voting power and sole dispositive power over such shares of Common Stock. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(6)
Consists of (i) 60,955 stock options exercisable for shares of Common Stock held directly by Ramey Jackson, (ii) 250,000 shares of Common Stock held by the Pierce Jackson Gift Trust (the “Pierce Jackson Trust”), (iii) 250,000 shares of Common Stock held by the Preslie Jackson Gift Trust (the “Preslie Jackson Trust”) and (iv) 1,114,510 shares of Common Stock held by the Ray P Jackson Jr Revocable Trust (the “Ray P Jackson Jr Trust”). Immediate family members of Mr. Jackson are trustees and beneficiaries of the Pierce Jackson Trust and the Preslie Jackson Trust. and Mr. Jackson is the trustee of the Ray P Jackson Jr Trust. The addresses for the Pierce Jackson Trust, the Preslie Jackson Trust and the Ray P Jackson Jr Trust are 197 Brewer Rd., Kingston, GA 30145. Mr. Jackson serves as our Chief Executive Officer and as a Director on the Board.

(7)
Consists of (i) 5,518 stock options exercisable for shares of Common Stock held directly by Morgan Hodges, (ii) 10,000 shares of Common Stock held by each of the Dempsey Marie Hodges-Powell Gift Trust (the “Dempsey Marie Hodges-Powell Gift Trust”), the Maverick Grayson Hodges-Powell Gift Trust (the “Maverick Grayson Hodges-Powell Gift Trust”), the Hartley Marie Hodges Gift Trust (the “Hartley Marie Hodges Gift Trust”), the Lennon Morgan Hodges Gift Trust (the “Lennon Morgan Hodges Gift Trust”), the Keaton Quinn Hodges Gift Trust (the “Keaton Quinn Hodges Gift Trust”) and the John Morgan Hodges III Gift Trust (the “John Morgan Hodges III Gift Trust”), (iii) 50,000 shares of Common Stock held by each of the J Morgan Hodges II Gift Trust (the “J Morgan Hodges II Gift Trust”), the Natalie Marie Hodges-Powell Gift Trust (the “Natalie Marie Hodges-Powell Gift Trust”), the Meghan Eva Hodges Gift Trust (the “Meghan Eva Hodges Gift Trust”) and the Aubrie Hodges Mathewson Gift Trust (the “Aubrie Hodges Mathewson Gift Trust” and, together with the other entities listed in clauses (ii) and (iii), the “Gift Trusts”), (iv) 428,865 shares of Common Stock held by the Lisa M. Hodges Revocable Trust (the “Lisa M. Hodges Trust”) and (v) 428,866 shares of

Common Stock held by the J. Morgan Hodges Revocable Trust (the “J. Morgan Hodges Trust”). Immediate family members of Mr. Hodges are trustees and beneficiaries of each of the Gift Trusts and the Lisa M. Hodges Trust and Mr. Hodges is the trustee of the J. Morgan Hodges Trust. The address for all of the trusts listed herein is 6675 Peacock Rd., Sarasota, FL 34242. Mr. Hodges serves as Executive Vice President of Janus.
(8)
Consists of (i) 551,826 shares of Common Stock held directly by Vic Nettie, including 5,518 stock options exercisable for shares of Common Stock, and (ii) 600,000 shares of Common Stock held by the Nettie Family Gift Trust (the “Nettie Family Trust”). Immediate family members of Mr. Nettie are trustees and beneficiaries of the Nettie Family Gift Trust. The address for the Nettie Family Trust is 4729 Talleybrook Dr. NW, Kennesaw, GA 30152. Mr. Nettie serves as Vice President of Manufacturing of Janus.

(9)
Consists of 236,885 shares of Common Stock held directly by Peter Frayser, including 5,518 stock options exercisable for shares of Common Stock. Mr. Frayser serves as Vice President of Sales and Estimating of Janus.

(10)
This column includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of May 1, 2023 or will become exercisable within 60 days thereafter and shares subject to restricted stock units that will vest within 60 days of May 1, 2023. No non-employee directors have Company stock options.

(11)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of May 1, 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our common stock. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, all Section 16 reporting persons were in compliance with all Section 16(a) filing requirements with respect to the year ended December 31, 2022.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the year ending December 30, 2023. Services provided to the Company and its subsidiaries by BDO USA, LLP for the year ended December 31, 2022 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by BDO USA, LLP for the years ended December 31, 2022 and January 1, 2022:
	2022	2021
Audit Fees(1)	$1,888,242	$1,761,272
Audit-Related Fees(2)	$108,524	$177,000
Tax Fees	$—	$—
All Other Fees	$26,270	$—
Total	$2,023,036	$1,938,272
(1)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles and (v) other filings with the SEC, including consents and comfort letters.

(2)	Audit-related fees principally include due diligence fees in connection with acquisitions.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services, and tax services to be used by the Company.
The Audit Committee approved all services provided by BDO USA, LLP. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of BDO USA, LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace BDO USA, LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 30, 2023.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of Janus’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and Enterprise Risk Management program on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the Investors page of our website, https://ir.janusintl.com/, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2022 and particularly with regard to the audited consolidated financial statements as of December 31, 2022 and January 1, 2022.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors (BDO USA, LLP) are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
In addition, the Audit Committee reviewed the Enterprise Risk Management program and discussed with management the relevant enterprise risk management policies and procedures.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee and the Board believe that the continued retention of BDO USA, LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.
Submitted by the Audit Committee:

Thomas Szlosek, Chair
David Doll
Heather Harding

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://ir.janusintl.com, or may be requested in print, at no cost, by contacting us via email at IR@janusintl.com or by mail at Janus International Group, Inc., 135 Janus International Blvd., Temple, GA 30179, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://ir.janusintl.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

SCAN TO
VIEW MATERIALS & VOTE

JANUS INTERNATIONAL GROUP, INC.
135 JANUS INTERNATIONAL BOULEVARD
TEMPLE, GA 30179

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JBI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08165-P91875 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JANUS INTERNATIONAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of the following two nominees to serve on the Board as Class II directors until the 2026 Annual Meeting.

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas Szlosek	☐	☐	☐
1b. David Doll	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V08166-P91875

JANUS INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
June 16, 2023 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ramey Jackson and Elliot Kahler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of JANUS INTERNATIONAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on June 16, 2023, virtually at www.virtualshareholdermeeting.com/JBI2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side